UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2014

NanoString Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North, Suite 2000

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 378-6266

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 18, 2014, NanoString Technologies, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, proxies representing 17,039,929 shares of the Company’s common stock, or approximately 94.3% of the total shares entitled to vote, were present and voted on the following proposal, which is described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on June 6, 2014, as supplemented on July 14, 2014:

Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014 was ratified.

For	Against	Abstain
17,020,308	13,108	6,513

As previously disclosed in a Current Report on Form 8-K (the “Prior Form 8-K”) and supplemental proxy materials (the “Proxy Supplement”) filed with the SEC on July 14, 2014, following the ratification of the proposal described above, the Annual Meeting was adjourned to 9:00 a.m., Pacific time, on Monday, July 28, 2014 at the offices of Wilson Sonsini Goodrich & Rosati, P.C. at 701 Fifth Avenue, Suite 5100, Seattle, Washington 98104, to allow stockholders time to consider the Prior Form 8-K and Proxy Supplement prior to voting on the election as Class I director of the nominee named in the Proxy Supplement.

When the Annual Meeting reconvenes on July 28, 2014, only the proposal regarding the election of Mr. R. Bradley Gray as Class I director to hold office until the 2017 annual meeting of stockholders or until his successor is duly elected and qualified will be presented for stockholder consideration. The voting results for this proposal will be reported when available as an amendment to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer

Date: July 24, 2014